UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 25, 2021, NCR Corporation, a Maryland corporation (“NCR” or the “Company”), Cardtronics plc, a public limited company incorporated under the laws of England and Wales (“Cardtronics”) and solely for purposes of Section 8.2, Section 8.4 and Article IX of the Acquisition Agreement, Cardtronics USA, Inc. a corporation incorporated in Delaware and a wholly owned subsidiary of Cardtronics, entered into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which the Company agreed to acquire Cardtronics by means of a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act of 2006 (the “Scheme”) for $39.00 per share (the “Per Share Consideration”), subject to the terms and conditions of the Acquisition Agreement (such transaction, the “Acquisition”). The board of directors of the Company (the “Board”) unanimously approved the Acquisition Agreement and the transactions completed thereby, including the Acquisition. The legal closing of the Acquisition was completed on June 21, 2021.

The following unaudited pro forma condensed combined financial information (the “Pro Forma Financial Statements”) give effect to the Acquisition, which has been accounted for using the acquisition method of accounting with NCR identified as the accounting acquirer. Under the acquisition method of accounting, NCR has recorded assets acquired and liabilities assumed from Cardtronics at their respective acquisition date fair values on the closing date of the Acquisition.

The Pro Forma Financial Statements have been prepared from the respective historical consolidated financial statements of NCR and Cardtronics, adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet (the “Pro Forma Balance Sheet”) combines the historical condensed consolidated balance sheets of NCR and Cardtronics as of March 31, 2021, giving effect to the Acquisition as if it had been completed on March 31, 2021. The unaudited pro forma condensed combined statements of operations (the “Pro Forma Statements of Operations”) for the three months ended March 31, 2021 and the year ended December 31, 2020, combine the historical consolidated statements of operations of NCR and Cardtronics, giving effect to the Acquisition as if it had been completed on January 1, 2020. The Pro Forma Financial Statements contain certain reclassification adjustments to conform the historical Cardtronics financial statement presentation to NCR’s financial statement presentation.

The Pro Forma Financial Statements are presented to reflect the Acquisition and the financing arrangements of the Company in connection therewith and do not represent what NCR’s financial position or results of operations would have been had the Acquisition occurred on the dates noted above, nor do they project the financial position or results of operations of the combined company following the Acquisition. The Pro Forma Financial Statements are intended to provide information about the continuing impact of the Acquisition as if it had been consummated earlier. The pro forma adjustments are based on available information as of the date hereof and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on NCR’s results of operations with the exception of certain non-recurring charges to be incurred in connection with the Acquisition, as further described below. In the opinion of management, all material adjustments necessary to state fairly the Pro Forma Financial Statements have been made.

NCR and Cardtronics have incurred certain non-recurring charges in connection with the Acquisition, the substantial majority of which consist of fees paid to financial, legal and accounting advisors, and certain bank-related fees. Additional non-recurring charges could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the Acquisition. Accordingly, the Pro Forma Statement of Operations for the year ended December 31, 2020 reflects the effects of these non-recurring charges.

While the Pro Forma Financial Statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Acquisition, management’s estimates of certain cost savings to be realized following closing of the Acquisition are illustrated in Note 7 to the Pro Forma Financial Statements. Further, there may be additional charges related to other integration activities resulting from the Acquisition. As of the date hereof, management cannot identify the timing, nature and amount of these additional charges. Therefore, such charges are not reflected in the Pro Forma Financial Statements.

As of the date hereof, NCR has used currently available information to determine preliminary fair value estimates for the Acquisition consideration and its allocation to the Cardtronics tangible assets and identifiable intangible assets acquired and liabilities assumed. The fair value of consideration transferred to acquire Cardtronics was allocated to the identifiable assets acquired and liabilities assumed based upon their estimated fair values as of the date of the acquisition. The provisional amounts for intangible assets are based on third-party valuations performed. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the Pro Forma Financial Statements.

We recorded a preliminary allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the assumed acquisition date. The provisional amounts for intangible assets are based on third-party valuations performed. Additionally, further adjustments to the purchase price allocation may be required, within the measurement period, once the Company is able to complete more detailed procedures, and additional refinement to finalize valuations, among other items.

As a result of the foregoing, the transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary transaction accounting adjustments have been made solely for the purpose of providing the Pro Forma Financial Statements presented below. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the Pro Forma Balance Sheet and if applicable, the Pro Forma Statement of Operations. The final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.

The Pro Forma Financial Statements have been developed from and should be read in conjunction with the separate historical consolidated financial statements and related notes thereto in each of NCR’s and Cardtronics’ respective historical unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 and the related notes included in their respective Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and annual report on Form 10-K for the year ended December 31, 2020.

NCR CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2021

	Historical		Transaction Accounting Adjustments
(in millions except per share amounts)	NCR	Cardtronics	Reclassification Adjustments (Note 5)	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$319	$197	$(75)	$(35)	6(l)	$406
Accounts receivable, net	1,212	88	—	(9)	6(a)	1,291
Inventories	634	6	—	(6)	6(c)	634
Restricted cash	—	142	139	—		281
Other current assets	447	51	(64)	(46)	6(b), 6(d). 6(j)	388
Total current assets	2,612	484	—	(96)		3,000
Property, plant and equipment, net	364	413	—	(56)	6(e)	721
Goodwill	2,924	761	—	862	6(f)	4,547
Intangibles, net	565	75	—	802	6(g)	1,442
Operating lease assets	396	56	—	—		452
Prepaid pension cost	202	—	—	—		202
Deferred income taxes	946	18	—	(12)	6(i)	952
Other assets	693	23	—	(15)	6(b)	701
Total assets	$8,702	$1,830	$—	$1,485		$12,017
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$52	$5	$—	$93	6(j)	$150
Accounts payable	707	46	—	(4)	6(a)	749
Payroll and benefits liabilities	227	—	12	—		239
Deferred service revenue and customer deposits	594	—	—	—		594
Current portion of other long term liabilities	—	52	(52)	—		—
Accrued liabilities	—	373	(373)	—		—
Other current liabilities	638	—	413	12	6(a), 6(b), 6(h), 6(l), 6(j)	1,063
Total current liabilities	2,218	476	—	101		2,795
Long-term debt	3,349	773	—	1,738	6(j)	5,860
Pension and indemnity plan liabilities	839	—	—	—		839
Postretirement and postemployment benefits liabilities	117	—	—	—		117
Asset retirement obligations	—	57	(57)	—		—
Income tax accruals	101	—	—	—		101
Deferred tax liabilities, net	—	55	(55)	—		—
Operating lease liabilities	377	54	—	—		431
Other liabilities	328	22	112	66	6(b), 6(i), 6(l)	528
Total liabilities	7,329	1,437	—	1,905		10,671
Commitments and Contingencies
Series A convertible preferred stock	273	—	—	—		273
Stockholders’ equity
NCR stockholders’ equity
Preferred stock	—	—	—	—		—
Common stock	1	—	—	—		1
Paid-in capital	398	334	—	(315)	6(k), 6(n)	417
Retained earnings	976	135	—	(181)	6(m), 6(h), 6(i)	930
Accumulated other comprehensive loss	(279)	(76)	—	76	6(o)	(279)
Total NCR stockholders’ equity	1,096	393	—	(420)		1,069
Noncontrolling interests in subsidiaries	4	—	—	—		4
Total stockholders’ equity	1,100	393	—	(420)		1,073
Total liabilities and stockholders’ equity	$8,702	$1,830	$—	$1,485		$12,017

NCR CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the three months ended March 31, 2021

	Historical		Transaction Accounting Adjustments
(in millions, except per share amounts)	NCR	Cardtronics	Reclassification Adjustments (Note 5)	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Product revenue	$482	$—	$13	$(13)	6(p)	$482
Service revenue	$1,062	$—	255	(11)	6(p)	1,306
ATM operating revenue	$—	$255	(255)	—		—
ATM product sales and other revenues	$—	$13	(13)	—		—
Total revenue	$1,544	$268	—	(24)		1,788
Cost of products	$408	$—	9	(10)	6(p)	407
Cost of services	$722	$—	177	5	6(p), 6(q)	904
Cost of ATM operating revenue	$—	$151	(151)	—		—
Cost of ATM product sales and other revenues	$—	$9	(9)	—		—
Selling, general and administrative expenses	$238	$43	9	3	6(q), 6(s), 6(r), 6(t)	293
Research and development expenses	$66	$—	—	—		66
Restructuring charges	$—	$2	(2)	—		—
Acquisition related expenses	$—	$1	(1)	—		—
Depreciation and accretion expense	$—	$32	(32)	—		—
Amortization of intangible assets	$—	$7	—	(7)	6(q)	—
Total operating expenses	$1,434	$245	—	(9)		1,670
Income from operations	$110	$23	—	(15)		118
Loss on extinguishment of debt	$—	$—	—	—		—
Interest expense	$(45)	$(10)	(1)	(15)	6(u)	(71)
Amortization of deferred financing costs and note discount	$—	$(1)	1	—		—
Other income (expense), net	$(17)	$(3)	—	—		(20)
Income (loss) from continuing operations before income taxes	$48	$9	—	(30)		27
Income tax expense (benefit)	$17	$3	—	5	6(w)	25
Income (loss) from continuing operations	$31	$6	—	(35)		2
Loss from discontinued operations, net of tax	$—	$—	—	—		—
Net income (loss)	$31	$6	—	(35)		2
Net income attributable to noncontrolling interests	$1	$—	—	—		1
Net income (loss) attributable to NCR	$30	$6	$—	$(35)		$1
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$30					$1
Series A preferred stock dividends	(4)					(4)
Income (loss) from continuing operations attributable to NCR	26					(3)
Loss from discontinued operations, net of tax	—					—
Net income (loss) attributable to NCR	$26					$(3)
Income (loss) per common share from continuing operations
Basic	$0.20	$0.13				$(0.02)
Diluted	$0.19	$0.13				$(0.02)
Net income (loss) per common share
Basic	$0.20	$0.13				$(0.02)
Diluted	$0.19	$0.13				$(0.02)
Weighted average common shares outstanding
Basic	130.0	45.0				130.0
Diluted	134.7	45.6				130.0

NCR CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2020

	Historical		Transaction Accounting Adjustments
(in millions, except per share amounts)	NCR	Cardtronics	Reclassification Adjustments (Note 5)	Pro Forma Adjustments (Note 6)		Pro Forma Combined
Product revenue	$2,005	$—	$53	$(54)	6(p)	$2,004
Service revenue	4,202	—	1,041	(37)	6(p)	5,206
ATM operating revenue	—	1,041	(1,041)	—		—
ATM product sales and other revenues	—	53	(53)	—		—
Total revenue	6,207	1,094	—	(91)		7,210
Cost of products	1,733	—	40	(45)	6(p)	1,728
Cost of services	2,950	—	754	28	6(p), 6(q), 6(s)	3,732
Cost of ATM operating revenue	—	653	(653)	—		—
Cost of ATM product sales and other revenues	—	40	(40)	—		—
Selling, general and administrative expenses	1,051	160	54	51	6(q), 6(s), 6(v), 6(r), 6(t)	1,316
Research and development expenses	234	—	—	—		234
Asset impairment charges	18	4	(4)	—		18
Restructuring charges	—	9	(9)	—		—
Acquisition related expenses	—	9	(9)	—		—
Depreciation and accretion expense	—	133	(133)	—		—
Amortization of intangible assets	—	32	—	(32)	6(q)	—
Total operating expenses	5,986	1,040	—	2		7,028
Income from operations	221	54	—	(93)		182
Loss on extinguishment of debt	(20)	(3)	—	3	6(u)	(20)
Interest expense	(218)	(37)	(12)	(68)	6(u)	(335)
Amortization of deferred financing costs and note discount	—	(12)	12	—		—
Other income (expense), net	(42)	18	—	(2)	6(v)	(26)
Income (loss) from continuing operations before income taxes	(59)	20	—	(160)		(199)
Income tax expense (benefit)	(53)	1	—	(1)	6(w)	(53)
Income (loss) from continuing operations	(6)	19	—	(159)		(146)
Loss from discontinued operations, net of tax	(72)	—	—	—		(72)
Net income (loss)	(78)	19	—	(159)		(218)
Net income attributable to noncontrolling interests	1	—	—	—		1
Net income (loss) attributable to NCR	$(79)	$19	$—	$(159)		$(219)
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$(7)					$(147)
Series A preferred stock dividends	(31)					(31)
Income (loss) from continuing operations attributable to NCR	(38)					(178)
Loss from discontinued operations, net of tax	(72)					(72)
Net income (loss) attributable to NCR	$(110)					$(250)
Income (loss) per common share from continuing operations
Basic	$(0.30)	$0.43				$(1.39)
Diluted	$(0.30)	$0.42				$(1.39)
Net income (loss) per common share
Basic	$(0.86)	$0.43				$(1.95)
Diluted	$(0.86)	$0.42				$(1.95)
Weighted average common shares outstanding
Basic	128.4	44.5				128.4
Diluted	128.4	45.4				128.4

NCR CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.DESCRIPTION OF THE TRANSACTION

On January 25, 2021, NCR Corporation, a Maryland corporation (“NCR” or the “Company”), Cardtronics plc, a public limited company incorporated under the laws of England and Wales (“Cardtronics”) and solely for purposes of Section 8.2, Section 8.4 and Article IX of the Acquisition Agreement, Cardtronics USA, Inc. a corporation incorporated in Delaware and a wholly owned subsidiary of Cardtronics, entered into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which the Company has acquired Cardtronics by means of a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act of 2006 (the “Scheme”) for $39.00 per share (the “Per Share Consideration”), subject to the terms and conditions of the Acquisition Agreement (such transaction, the “Acquisition”). The board of directors of the Company (the “Board”) unanimously approved the Acquisition Agreement and the transactions completed thereby, including the Acquisition. The legal closing of the Acquisition was completed on June 21, 2021.

2.     DESCRIPTION OF THE DEBT FINANCING

Senior Secured Credit Facility In connection with the Acquisition, on February 4, 2021, the Company entered into a fourth amendment to the Senior Secured Credit Facility, and on February 16, 2021 the Company entered into (a) an amended and restated commitment letter (the “Commitment Letter”), with certain financial institutions party thereto (collectively, the “Commitment Parties”), (b) an incremental term loan A facility agreement (the “Incremental Term Agreement”) with the financial institutions party thereto as lenders, NCR International, Inc. (the “Guarantor Subsidiary”), and JPMorgan Chase Bank N.A., as the administrative agent (in such capacity, the “Administrative Agent”) and (c) an incremental revolving facility agreement (the “Incremental Revolving Agreement”) with certain financial institutions party thereto as lenders, the Guarantor Subsidiary, certain of the subsidiaries of NCR as borrowers (collectively, the “Foreign Borrowers”) and the Administrative Agent.

Pursuant to the Commitment Letter, the Company obtained commitments for a senior bridge facility (which was intended to be secured, but a portion of which may have been unsecured) in an aggregate principal amount of $1.0 billion (the “Bridge Facility”). The Bridge Facility would have been available to the Company for the purpose of financing the Acquisition, if, and to the extent, certain securities offerings were not issued on or prior to the closing of the Acquisition. As noted below, on April 6, 2021, the Company issued $1.2 billion aggregate principal amount of 5.125% senior notes due 2029 (the “5.125% Notes”) which financed a portion of the purchase price consideration in connection with the Acquisition. As a result, the commitments with respect to the Bridge Facility were terminated.

Pursuant to the Incremental Term Agreement, the Company obtained a senior secured incremental term loan A facility under the Senior Secured Credit Facility, in an aggregate principal amount of $1.505 billion (the “TLA Facility”).

Pursuant to the Incremental Revolving Agreement, the lenders party thereto provided the Company and the Foreign Borrowers with a $1.1 billion revolving credit facility under the Senior Secured Credit Facility to replace the Company’s existing senior secured revolving credit facility. The revolving credit facility also allows a sub-facility that may be used for letters of credit.

On June 24, 2021 (the “Conversion Effective Date”), the Company entered into an Incremental Revolving Facility Agreement (TLA-2 Conversion) (the “Incremental Revolving Conversion Agreement”), with the Guarantor Subsidiary and the Foreign Borrowers, the lenders party thereto and the Administrative Agent. Pursuant to the Incremental Revolving Conversion Agreement, $200 million of the TLA Facility was converted into an equal principal amount of senior secured incremental revolving credit commitments (the “Incremental Revolving Commitments”). The Incremental Revolving Conversion Agreement also amends and restates the credit agreement (the “Amended and Restated Credit Agreement”) to reflect, among other things, the Incremental Revolving Commitments, the TLA Facility and the Replacement Revolving Facility. As a result, the aggregate principal amount under the TLA Facility is $1.305 billion and under the revolving credit facility is $1.3 billion.

NCR CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Senior Unsecured Notes On April 6, 2021, the Company issued the 5.125% Notes due 2029. The Company used the net proceeds from the issuance of the 5.125% Notes, together with the borrowing under its senior secured credit facilities to finance the consideration paid in connection with the Acquisition. The 5.125% Notes are senior unsecured obligations of the Company and guaranteed by the Guarantor Subsidiary.

3.    BASIS OF PRESENTATION

The NCR and Cardtronics historical financial information have been derived from each respective company’s historical unaudited financial statements for the three months ended March 31, 2021 and audited financial statements for the year ended December 31, 2020. Certain of Cardtronics’ historical amounts have been reclassified to conform to NCR’s financial statement presentation, as discussed further in Note 5. The Pro Forma Financial Statements should be read in conjunction with NCR’s and Cardtronics’ historical unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2021 and the related notes included in their respective Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 and historical consolidated financial statements and the notes thereto included in their respective Annual Reports on Form 10-K for the year ended December 31, 2020, which have been incorporated by reference into this report. The Pro Forma Balance Sheet gives effect to the Acquisition as if it had been completed on March 31, 2021. The Pro Forma Statements of Operations give effect to the Acquisition as if it had been completed on January 1, 2020.

The transaction accounting adjustments are described in the accompanying notes to the Pro Forma Financial Statements. In the opinion of NCR’s management, based on reviews of Cardtronics’ quarterly report on Form 10-Q for the three months ended March 31, 2021 and annual report on Form 10-K for the year ended December 31, 2020, review of trial balances and certain reconciliations for relative periods, certain discussions with Cardtronics’ management, and other due diligence procedures, all material adjustments have been made that are necessary to state fairly, in accordance with Article 11 of Regulation S-X of the SEC, the Pro Forma Financial Statements.

The Pro Forma Financial Statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with NCR as the accounting acquirer, using the fair value concepts defined in Accounting Standards Codification 820 Fair Value Measurement (“ASC 820”), and based on the historical consolidated financial statements of NCR and Cardtronics. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of purchase price consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase price consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase price consideration has been made for the purpose of developing the Pro Forma Financial Statements. A final determination of fair values of assets acquired and liabilities assumed relating to the acquisition could differ materially from the preliminary allocation of the purchase price consideration. This final valuation will be based on the actual net tangible and intangible assets of Cardtronics existing at the closing date of the Acquisition. The final valuation may materially change the allocation of purchase price consideration, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to Pro Forma Financial Statements.

As more information becomes available, NCR will perform a comprehensive review of Cardtronics’ accounting policies. As a result of the review, NCR may identify differences between the accounting policies of the two companies, which when conformed, could have a material impact on the Pro Forma Financial Statements. Based on an analysis, NCR did not identify any differences that would have a material impact on the Pro Forma Financial Statements. As a result, the Pro Forma Financial Statements assume there are no differences in accounting policies.

NCR CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The Pro Forma Financial Statements presented are for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The Pro Forma Financial Statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition, the costs to integrate the operations of NCR and Cardtronics or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

4.     PRELIMINARY ACQUISITION ACCOUNTING

Purchase price consideration The following table presents the purchase price consideration:

In millions
Cash paid to common stockholders and holders of certain restricted stock and stock option awards(1)(2)	$1,773
Debt repaid by NCR on behalf of Cardtronics(3)	812
Transaction costs paid by NCR on behalf of Cardtronics	57
Fair value of converted Cardtronics awards attributable to pre-combination services(4)	19
Settlement of pre-existing relationships	9
Purchase price consideration	$2,670

(1) The cash component of the purchase price consideration is determined based on 100% of the outstanding Cardtronics shares being exchanged for the per share cash amount of $39.00.

In millions, except per share amounts	Shares	Per Share	Total
Cardtronics shares outstanding as of May 5, 2021	45.26	$39.00	$1,765

(2) Cash consideration of $8 million for the settlement of certain outstanding vested equity awards paid out on or subsequent to the closing date of the Acquisition.

(3) The cash paid to settle the outstanding debt of Cardtronics consists of the following components:

In millions
Cash paid to settle the term loan facility of Cardtronics	$496
Cash paid to settle the senior unsecured notes of Cardtronics	300
Call premium on extinguishment of senior unsecured notes of Cardtronics	8
Cash paid to settle the accrued and unpaid interest of the term loan facility and senior unsecured notes	8
Total cash paid to settle the outstanding debt of Cardtronics	$812

(4) Consideration for replacement of certain outstanding equity awards of Cardtronics. Certain outstanding equity awards have been replaced by NCR’s equity awards with similar terms. A portion of the fair value of NCR’s equity awards issued represents consideration transferred, while a portion represents compensation expense based on the vesting terms of the equity awards.

Preliminary purchase price allocation The following table presents the preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Acquisition as of March 31, 2021, using currently available information:

NCR CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

In millions
Assets acquired
Cash and cash equivalents	$304
Accounts receivable	88
Property, plant and equipment	357
Acquired intangible assets other than goodwill	877
Other Assets	103
$1,729

Liabilities assumed	$682
Net Assets Acquired	$1,047
Purchase Consideration	$2,670
Acquired Goodwill	$1,623

Goodwill represents the future economic benefits arising from other assets acquired that could not be individually separately recognized. The goodwill arising from the acquisition consists of revenue and cost synergies expected from combining the operations of NCR and Cardtronics. It is expected that approximately $153 million of the goodwill recognized in connection with the acquisition will be deductible for tax purposes.

Preliminary identifiable intangible assets in the unaudited pro forma combined financial information consist of the following:

	Fair Value	Estimated Weighted Average Amortization Period
	(In millions)	(In years)
Customer relationships	$340	15
Technology - Software	485	8
Non-compete	1	1
Tradenames	51	5
Total estimated acquired intangible assets	$877

The identifiable intangible assets and related amortization are preliminary and their fair values are based on the results of valuation analyses performed. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived, or where appropriate, based on the assumption using a straight-line method. Therefore, the amount of amortization may differ significantly between periods based upon the final value assigned and amortization period and methodology used for each identifiable intangible asset and liability.

5.     RECLASSIFICATION ADJUSTMENTS

The reclassification adjustments to the Pro Forma Balance Sheet as of March 31, 2021 are as follows:

•Reclassification of $75 million from Cash to Restricted cash
•Reclassification of $64 million from Other current assets to Restricted cash
•Reclassification of $52 million from Current portion of long-term liabilities to Other current liabilities
•Reclassification of $373 million from Accrued liabilities to Other current liabilities

NCR CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
•Reclassification of $57 million from Asset retirement obligations to Other liabilities
•Reclassification of $55 million from Deferred tax liabilities, net to Other liabilities
•Reclassification of $12 million from Other current liabilities to Payroll and benefits liabilities

The reclassification adjustments to the Pro Forma Statement of Operations for the three months ended March 31, 2021 are as follows:

•Reclassification of $255 million from ATM operating revenue to Service revenue
•Reclassification of $13 million from ATM product sales and other revenue to Product revenue
•Reclassification of $151 million from Cost of ATM operating revenue to Cost of services
•Reclassification of $9 million from Cost of ATM product sales and other revenue to Cost of products
•Reclassification of $26 million from Depreciation and accretion expense to Cost of Services
•Reclassification of $6 million from Depreciation and accretion expense to Selling, general and administrative expenses
•Reclassification of $2 million of Restructuring charges to Selling, general and administrative expenses
•Reclassification of $1 million of Acquisition related expenses to Selling, general and administrative expenses
•Reclassification of $1 million from Amortization of deferred financing costs and note discount to Interest expense

The reclassification adjustments to the Pro Forma Statement of Operations for the year ended December 31, 2020 are as follows:

•Reclassification of $1,041 million from ATM operating revenue to Service revenue
•Reclassification of $53 million from ATM product sales and other revenue to Product revenue
•Reclassification of $653 million from Cost of ATM operating revenue to Cost of services
•Reclassification of $40 million from Cost of ATM product sales and other revenue to Cost of products
•Reclassification of $101 million from Depreciation and accretion expense to Cost of Services
•Reclassification of $32 million from Depreciation and accretion expense to Selling, general and administrative expenses
•Reclassification of $4 million from Asset impairment charges to Selling, general and administrative expenses
•Reclassification of $9 million of Restructuring charges to Selling, general and administrative expenses
•Reclassification of $9 million of Acquisition related expenses to Selling, general and administrative expenses
•Reclassification of $12 million from Amortization of deferred financing costs and note discount to Interest expense

6.    PRO FORMA ADJUSTMENTS

The pro forma adjustments to the Pro Forma Balance Sheet as of March 31, 2021 are as follows:

(a)    Reflects the elimination of outstanding accounts receivable and accounts payable balances between NCR and Cardtronics:

In millions	Balance sheet location	Adjustment
Elimination of amounts due from Cardtronics	Accounts receivable, net	$(9)
Elimination of amounts due to NCR	Accounts payable	$(4)
Elimination of amounts due to NCR	Other current liabilities	$(5)

(b)    Reflects the purchase accounting adjustment to remove the sales and merchant commissions balances and deferred revenue balances as of March 31, 2021:

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

In millions	Balance Sheet location	Adjustment
Elimination of Cardtronics’ sales and merchant commission balances	Other current assets	$(10)
Elimination of Cardtronics’ sales and merchant commission balances	Other assets	(15)
Elimination of Cardtronics’ deferred revenue balances	Other current liabilities	(4)
Elimination of Cardtronics’ deferred revenue balances	Other liabilities	$(3)

(c)    Reflects the purchase accounting adjustment of $6 million to Cardtronics’ historical inventory balance as of March 31, 2021.

(d)    Reflects the elimination of the payment made by NCR, on behalf of Cardtronics, of $33 million to terminate the acquisition agreement between Cardtronics and Catalyst Holdings Limited, a private limited company affiliated with investment funds managed by affiliates of Apollo Global Management, Inc. that was included that was been recorded within other current assets in the Condensed Consolidated Balance Sheet as of March 31, 2021 as prepaid purchase price.

(e)    Reflects the purchase accounting adjustment for the elimination of Cardtronics’ software capitalization balances and asset retirement obligations from property, plant and equipment, net as of March 31, 2021:

In millions	Adjustment
Elimination of Cardtronics’ software capitalization balances	$(27)
Elimination of Cardtronics’ asset retirement obligations	(29)
Net adjustment to property, plant and equipment	$(56)

(f)    Reflects the elimination of Cardtronics’ goodwill and the recognition of the estimate of goodwill for the purchase price consideration in excess of the fair value of the net assets acquired. Refer to Note 4 for additional information on the goodwill expected to be recognized.

In millions	Adjustment
Elimination of Cardtronics’ goodwill	$(761)
Preliminary estimate of goodwill from the Acquisition	1,623
Net adjustment to goodwill	$862

(g)    Reflects the purchase accounting adjustment for the estimated intangible assets based on the acquisition method of accounting. Refer to Note 4 for additional information on the acquired intangible assets expected to be recognized.

In millions	Adjustment
Elimination of Cardtronics’ intangible assets	$(75)
Preliminary estimate of intangible assets from the Acquisition	877
Net adjustment to intangible assets	$802

(h)    Reflects the accrual of the transaction costs related to the Acquisition to record transaction costs related to the Acquisition of $51 million from other current liabilities as of March 31, 2021.

(i)    Reflects the origination of deferred tax balances resulting from the purchase accounting adjustments based on applicable statutory tax rates for jurisdictions associated with the respective estimated purchase price allocation. The deferred tax liability is preliminary and is subject to change based upon NCR’s final

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
determination of the fair value of assets acquired and liabilities assumed, by jurisdiction including the final allocation across such legal entities and related jurisdictions.

In millions	Adjustment
Reduction in deferred tax asset originating from purchase accounting adjustments	$(12)
Net adjustment to deferred tax assets	$(12)

Deferred tax liability originating from purchase accounting adjustments	$82
Net adjustment to other liabilities	$82

Additionally, there was an adjustment to retained earnings to reflect the $5 million tax impact for the tax impact from the transaction costs included in (h) above for the three months ended March 31, 2021.

(j)    Reflects the new debt financing of the Acquisition as described in Note 2, the payment of the financing fees and elimination of Cardtronics’ historical debt and related debt financing fees:

In millions	Adjustment
Elimination of Cardtronics’ historical short term borrowings balance	$(5)
Current portion of senior unsecured term loan facilities	98
Net adjustment to short term borrowings	$93

Senior secured term loan facilities	$1,207
Senior secured revolving credit facility	137
Senior unsecured senior notes	1,200
New deferred financing fees	(33)
Elimination of Cardtronics’ historical long-term debt balance	(791)
Elimination of Cardtronics’ historical long-term deferred financing fees	18
Net adjustment to long-term debt	$1,738

Additionally, there was an adjustment to reflect the elimination of Cardtronics’ historical balance of accrued interest of $8 million from other current liabilities and elimination of Cardtronics’ historical balance of deferred financing fees of $3 million from other current assets.

(k)    Reflects the fair value of the converted Cardtronics’ awards attributable to pre-combination services of $19 million within paid-in-capital as of March 31, 2021.

(l)    Reflects the payment of the current and non-current interest rate swap payables made by Cardtronics in conjunction with the Acquisition:

In millions	Balance sheet location	Adjustment
Reduction for settlement of the interest rate swap payables	Other current liabilities	$(22)
Reduction for settlement of the interest rate swap payables	Other liabilities	$(13)
Reduction for the settlement of the interest rate swap payables	Cash and cash equivalents	$(35)

(m)     Reflects the elimination of Cardtronics’ historical retained earnings balance of $135 million.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(n)    Reflects the elimination of Cardtronics’ historical paid-in-capital balance of $334 million.

(o)    Reflects the elimination of Cardtronics’ historical accumulated other comprehensive loss balance $76 million.

The adjustments to the Pro Forma Statement of Operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(p)    Reflects the elimination of the impact of revenue and cost transactions between NCR and Cardtronics.

(q)    Reflects the elimination of Cardtronics’ historical amortization of intangible assets and to record expense for the estimated intangible assets related to the Acquisition.

In millions	Income statement location	For the three months ended March 31, 2021	For the year ended December 31, 2020
Elimination of Cardtronics’ historical amortization of intangible assets	Amortization of intangible assets	$(7)	$(32)
Estimated amortization expense for intangible assets	Cost of Services	$16	$65
Estimated amortization expense for intangible assets	Selling, general and administrative	$9	$36

(r)    Reflects the elimination of the amortization of the sales commissions and merchant commissions of $3 million for the three months ended March 31, 2021 and $14 million for the year ended December 31, 2020 within selling, general, and administrative expenses.

(s)    Reflects the elimination of Cardtronics’ historical stock compensation expense and to record the stock compensation expense related to the post-combination period for the replacement awards issued as of the closing date of the Acquisition for the three months ended March 31, 2021 and the year ended December 31, 2020.

In millions	Income statement location	For the three months ended March 31, 2021	For the year ended December 31, 2020
Elimination of Cardtronics’ historical stock compensation expense	Cost of services	$—	$(1)
Elimination of Cardtronics’ historical stock compensation expense	Selling, general and administrative expenses	$(4)	$(21)
Record post-combination stock compensation expense for the replacement awards	Cost of services	$—	$1
Record post-combination stock compensation expense for the replacement awards	Selling, general and administrative expenses	$3	$11

(t)    Reflects the elimination of Cardtronics’ historical amortization expense on software capitalization balances of $2 million for the three months ended March 31, 2021 and $9 million for the year ended December 31, 2020 within selling, general, and administrative expenses.

(u)    Reflects the elimination of Cardtronics’ historical interest expense and amortization of deferring financing costs and record interest expense and amortization of deferred financing costs related to the new debt financing of the Acquisition described in (j) above.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

In millions	Income statement location	For the three months ended March 31, 2021	For the year ended December 31, 2020
Elimination of Cardtronics’ historical loss on extinguishment of debt	Loss on extinguishment of debt	$—	$3
Elimination of Cardtronics’ historical interest expense	Interest Expense	$(10)	$(37)
Elimination of Cardtronics’ historical amortization of deferred financing costs	Interest Expense	$(1)	$(12)
Record interest expense from new debt financings	Interest Expense	$25	$99
Record amortization of new deferred financing costs	Interest Expense	$1	$18

(v)    Reflects the transaction costs of the Acquisition and bank-related fees related to the new debt financing as described in Note 2 that were incurred.

In millions	Income statement location	For the three months ended March 31, 2021	For the year ended December 31, 2020
Record transaction costs	Selling, general and administrative expenses	$—	$48
Record bank-related fees	Other income (expense), net	$—	$(2)

(w)    Reflects the income tax expense (benefit) effects of the transaction accounting adjustments based on the applicable statutory rates associated with the respective adjustments.

7.    MANAGEMENT’S ADJUSTMENTS

Management expects that, following completion of the Acquisition, the post-acquisition company will realize certain cost savings as compared to the historical combined costs of NCR and Cardtronics operating independently. Management’s adjustments, which are based on estimated cost savings as a result of the integration of personnel and the manner in which the post-acquisition company will be integrated and managed prospectively are not reflected in the Pro Forma Statements of Operations. Management is targeting to achieve approximately $120 million in annualized synergies primarily related to operating cost and selling, general and administrative savings. Additionally, the Company estimates that the cost to achieve the annual synergies could be approximately $30 million.

Material limitations of these adjustments include not fully realizing the anticipated benefits, taking longer to realize these cost savings, or other adverse effects that NCR does not currently foresee. Cost savings expectations are inherently estimates that are difficult to predict and are necessarily speculative in nature, and there can be no assurance that NCR will achieve expected or any actual cost savings. A variety of factors could cause NCR not to realize some or all of the expected cost savings, including, among others, delays in the anticipated timing of activities related to NCR's cost savings programs, lack of sustainability in cost savings over time, unexpected costs associated with operating its business, NCR's ability to reduce headcount and NCR's ability to achieve the efficiencies contemplated by the cost savings initiative. Further, there may be additional charges incurred in achieving these cost savings for which management cannot determine the nature and amount as of the date hereof. Certain of the assumptions relate to business decisions that are subject to change, including, among others, NCR's anticipated business strategies, NCR's marketing strategies, NCR's product development and licensing strategies and NCR's ability to anticipate and react to business trends. Other assumptions relate to risks and uncertainties beyond NCR's control, including, among others, the economic environment in which NCR operates and other developments in NCR's industry as well as capital markets conditions from time to time. The actual results of implementing the various cost savings initiatives may differ materially from the estimates set forth herein if any of these assumptions prove incorrect. Moreover, NCR's continued efforts to implement these cost savings may divert management attention from the rest of its business and may preclude NCR from seeking attractive new product opportunities, any

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
of which may materially and adversely affect its business. These adjustments reflect all Management’s Adjustments that are, in the opinion of management, necessary to a fair statement of the Pro Forma Financial Statements presented.

The below tables reflect the synergies and costs as if the Acquisition had been completed as of January 1, 2020. We have assumed synergies of $120 million and costs to achieve of $30 million would have been realized in year ended December, 31, 2020 and are reflected in the respective table below. Additionally, we have assumed an incremental proportionate share of the synergies continue to be realized for the three months ended March 31, 2021 and is reflected in the respective table below.

The tax effect has been calculated based on the applicable statutory rates to the aforementioned adjustments.

	For the three months ended March 31, 2021
In millions	Pro Forma Combined	Management’s Adjustment	As Adjusted
Income (loss) from continuing operations before income taxes	$27	$30	$57
Income (loss) from continuing operations	$2	$23	$25
Net income (loss)	2	$23	$25

Income (loss) from continuing operations attributable to NCR common stockholders	$(3)	$23	$20
Net income (loss) attributable to NCR common stockholders	$(3)	$23	$20

Income (loss) per common share from continuing operations
Basic	$(0.02)		$0.15
Diluted	$(0.02)		$0.15
Net income (loss) per common share
Basic	$(0.02)		$0.15
Diluted	$(0.02)		$0.15
Weighted average common shares outstanding
Basic	130.0		130.0
Diluted	130.0		130.0

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	For the year ended December 31, 2020
In millions	Pro Forma Combined	Management’s Adjustment	As Adjusted
Income (loss) from continuing operations before income taxes	$(199)	$90	$(109)
Income (loss) from continuing operations	$(146)	$70	$(76)
Net income (loss)	$(218)	$70	$(148)

Income (loss) from continuing operations attributable to NCR common stockholders	$(178)	$70	$(108)
Net income (loss) attributable to NCR common stockholders	$(250)	$70	$(180)

Income (loss) per common share from continuing operations
Basic	$(1.39)		$(0.84)
Diluted	$(1.39)		$(0.84)
Net income (loss) per common share
Basic	$(1.95)		$(1.40)
Diluted	$(1.95)		$(1.40)
Weighted average common shares outstanding
Basic	128.4		128.4
Diluted	128.4		128.4